PolarityTE Reports Third Calendar Quarter 2019 Results

SALT LAKE CITY, November 12, 2019 -- PolarityTE, Inc. (Nasdaq: PTE), a biotechnology company developing and commercializing regenerative tissue products and biomaterials, today reported financial results for the third calendar quarter of 2019. PolarityTE will host a conference call and webcast today, November 12, 2019 at 4:30pm ET. Please see details below.

Highlights

●	Total revenues were $1.395 million in Q3:19, an increase of 5% compared to Q2:19
●	SkinTE revenues were $839 thousand in Q3:19, an increase of 66% compared to Q2:19
●	Paid Cases were up 76% in Q3:19 compared to Q2:19
●	New Users were up 71% in Q3:19 compared to Q2:19
●	Repeat Users were up 64% in Q3:19 compared to Q2:19
●	Cash Burn from Operations was ~$3.95 million per month in Q3:19

Financial Results for the Three and Nine Months Ended September 30, 2019

Total revenue for the nine months ended September 30, 2019 was $4.186 million, of which $1.640 million was from sales of SkinTE and $2.546 million was associated with PolarityTE’s contract research operations.

Total revenue for the three months ended September 30, 2019 was $1.395 million, of which $839 thousand was from sales of SkinTE and $556 thousand was associated with PolarityTE’s contract research operations.

Gross Profit relating to SkinTE revenues for the three months ended September 30, 2019 was $524 thousand representing a 62.5% gross margin versus 32.1% achieved in the second quarter. This increase in gross margin was driven by improved volumes and measures taken by PolarityTE to lower the per unit production costs.

Research and development expenses for the nine months ended September 30, 2019 were approximately $13.1 million versus $12.6 million for the nine months ended September 30, 2018. Research and development expenses for the nine months ended September 30, 2019 included $2.4 million of stock-based compensation which is a non-cash charge.

Research and development expenses for the three months ended September 30, 2019 were approximately $2.96 million versus $4.1 million for the three months ended September 30, 2018. Research and development expenses for the three months ended September 30, 2019 included a $164 thousand benefit from stock-based compensation which is a non-cash charge, versus an expense of $335 thousand for the three months ended September 30, 2018.

General and administrative expenses for the nine months ended September 30, 2019 were $48.3 million versus $34.0 million for the nine months ended September 30, 2018. General and administration expenses for the nine months ended September 30, 2019 included $20.8 million of stock-based compensation which is a non-cash charge, versus $22.9 million for the nine months ended September 30, 2018.

General and administrative expenses for the three months ended September 30, 2019 were $16.0 million versus $15.1 million for the three months ended September 30, 2018. General and administrative expenses for the three months ended September 30, 2019 included $4.8 million of stock-based compensation which is a non-cash charge, versus $10.1 million for the three months ended September 30, 2018. General and administrative expenses were negatively affected by the severance payment to the former CEO whose employment with the Company ended on August 26, 2019.

Sales and marketing expenses for the nine months ended September 30, 2019 were $12.9 million, of which $780 thousand were non-cash charges for stock-based compensation related to recent new hires.

Sales and marketing expenses for the three months ended September 30, 2019 were $5.0 million, of which $367 thousand was non-cash charges for stock-based compensation related to recent new hires.

Net loss for the nine months ended September 30, 2019 was $71.3 million compared with a net loss of $46.4 million for the nine months ended September 30, 2018. Net loss for the three months ended September 30, 2019 was $23.0 million compared with a net loss of $20.6 million for the three months ended September 30, 2018.

Cash and Liquidity as of September 30, 2019

As of September 30, 2019, our cash, cash equivalents and short-term investments balance was approximately $45.9 million, compared to cash and cash equivalents and short-term investments of $61.8 million at December 31, 2018.

Cash used in operating activities for the three-month period ended September 30, 2019, was approximately $11.86 million or approximately $3.95 million per month, 3% lower than the $4.07 million per month in the three months ended June 30, 2019 and 26% lower than the $5.5 million per month in the three months ended March 31, 2019.

Based on product development and commercialization plans, the Company believes existing cash, cash equivalents and short-term investments will be adequate to meet capital needs for at least the next 12 months.

Commercial and Operational Updates

In the third quarter of 2019, there were 81 paid cases versus 46 paid cases in the second quarter of 2019, a 76% quarter over quarter increase. The number of paid cases in the third quarter of 2019 resulted in approximately 66% more SkinTE revenues when compared to SkinTE revenues generated in the second quarter of 2019. There were 23 repeat physician users in the third quarter of 2019 versus 14 repeat physician users in the second quarter of 2019, a 64% quarter over quarter increase. There were 24 new physician users in the third quarter of 2019 versus 14 new physician users in the second quarter of 2019, a 71% quarter over quarter increase.

Note: We define repeat users as physicians who have performed multiple paid cases. We define a new user as a physician who has performed their first paid case. A paid case is defined as a case in which PolarityTE has been paid for SkinTE.

Clinical Updates

There are currently five ongoing or completed clinical trials or pilot evaluation trials for SkinTE:

●	Diabetic Foot Ulcer Multi-Center Randomized Clinical Trial: Currently enrolling and expect to hit interim enrollment of 50 patients by the end of the year or Q1 of 2020, with results expected in the spring conference cycle.
●	Venous Leg Ulcer Multi-Center Randomized Clinical Trial: Currently enrolling and expect to reach interim enrollment of 50 patients in 2020 with reporting interim analysis later in 2020 or early 2021.
●	Head-to-Head Trial Evaluating SkinTE for the Treatment of Burns: The trial has been concluded and we expect to present interim results in Q1:20 due to investigator availability. We plan to commence a prospective burn trial focused on evaluating the treatment of large burn wounds with SkinTE in the first half of 2020.
●	Venous Leg Ulcer Pilot Evaluation Trial: 8 of 10 VLUs closed within 12 weeks of treatment with SkinTE. Of the 2 VLUs not deemed closed within 12 weeks, one VLU was the largest in the study (12.2cm2), and closed within 13.5 weeks post a single application of SkinTE. The other VLU was previously deemed closed, and reopened prior to the 2-week durability visit as a result of external factors unrelated to the SkinTE procedure.
●	Diabetic Foot Ulcer Pilot Evaluation Trial: 10 of the 11 patients achieved complete closure within 12 weeks with a single application of SkinTE, and one patient was excluded due to an unrelated infection of previously-placed foot hardware.

Conference Call Information

Today, November 12, 2019 at 4:30pm Eastern Time, the Company will host a conference call and webcast with Q&A. The conference call can be accessed by calling 1- 866-548-4713 (U.S. and Canada) or +44 (0)330 336 9105 (International), with confirmation code 6761138 and referencing “PolarityTE Third Quarter 2019 Earnings Call”. A webcast of the conference call can be accessed by using the link below.

Link to Webcast

A replay of the earnings conference call will be available for 30 days, beginning approximately one hour after the conclusion of the call and can be found by visiting PolarityTE’s website at https://www.polarityte.com/news-media/events or by clicking on the link above.

About PolarityTE®

PolarityTE is focused on transforming the lives of patients by discovering, designing and developing a range of regenerative tissue products and biomaterials for the fields of medicine, biomedical engineering and material sciences. Rather than manufacturing with synthetic and foreign materials within artificially engineered environments, PolarityTE manufactures products from the patient’s own tissue and uses the patient’s own body to support the regenerative process. From a small piece of healthy autologous tissue, the Company creates an easily deployable, dynamic and self-propagating product designed to regenerate the target tissues. PolarityTE’s innovative method is intended to promote and accelerate growth of the patient’s tissues to undergo a form of effective regenerative healing. Learn more at www.PolarityTE.com – Welcome to the Shift®.

About SkinTE™

SkinTE is a human cellular and tissue-based product derived from a patient’s own skin intended for the repair, reconstruction, and replacement of skin tissue. SkinTE has been proven to regrow skin over exposed bone, muscle, joint and tendon and has been used to treat a variety of skin defects, including burns, wounds, traumatic injuries, surgical reconstruction, scars, and failed skin grafts or conventional treatments for wounds and burns.

SkinTE is intended to be used by physicians or other appropriate healthcare providers for homologous uses of skin tissues/integument. Patients who have suffered from an event, disease, process or acquired deficit that results in the functional loss or void of skin/integument systems can receive SkinTE as an adjunct and/or in place of split-thickness skin grafting, full-thickness grafting, temporizing skin coverage and/or skin substitute products. SkinTE is for autologous use only. Aseptic technique during harvest and deployment of SkinTE is mandatory. SkinTE is marketed as an HCT/P regulated by the FDA solely under Section 361 of the Public Health Service Act and 21 CFR 1271.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are generally identified by words such as “believes,” “may,” “expects,” “anticipates,” “intend,” “plan,” “will,” “would,” “should” and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company’s beliefs and assumptions as of the date of this release. The Company’s actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

POLARITYTE, the POLARITYTE logo, WHERE SELF REGENERATES SELF, WELCOME TO THE SHIFT, and SKINTE are trademarks or registered trademarks of PolarityTE, Inc.

CONTACTS:

Investors:

Rich Haerle

PolarityTE, Inc.

ir@PolarityTE.com

(385) 315-0697

Hans Vitzthum

LifeSci Advisors, LLC

Hans@LifeSciAdvisors.com

(617) 430-7578

Media:

Angela Ziegler

VP, Marketing and Public Relations

AngelaZiegler@polarityte.com

(385) 239-0363

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$27,273	$55,673
Short-term investments	18,675	6,162
Accounts receivable	1,593	712
Inventory	346	336
Prepaid expenses and other current assets	1,306	1,432
Total current assets	49,193	64,315
Property and equipment, net	15,662	13,736
Operating lease right-of-use assets	5,028	–
Intangible assets, net	778	924
Goodwill	278	278
Other assets	353	913
TOTAL ASSETS	$71,292	$80,166

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$10,233	$6,508
Other current liabilities	2,582	316
Current portion of long-term note payable	538	529
Deferred revenue	134	170
Total current liabilities	13,487	7,523
Long-term note payable, net	247	479
Operating lease liabilities	3,358	–
Other long-term liabilities	1,808	131
Total liabilities	18,900	8,133

Commitments and Contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock - 25,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Common stock - $.001 par value; 250,000,000 shares authorized; 26,932,764 and 21,447,088 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	27	21
Additional paid-in capital	466,514	414,840
Accumulated other comprehensive income	63	36
Accumulated deficit	(414,212)	(342,864)
Total stockholders’ equity	52,392	72,033
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$71,292	$80,166

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share amounts)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Net revenues
Products	$839	$197	$1,640	$389
Services	556	528	2,546	659
Total net revenues	1,395	725	4,186	1,048
Cost of sales
Products	315	267	930	393
Services	330	400	1,087	441
Total cost of sales	645	667	2,017	834
Gross profit	750	58	2,169	214
Operating costs and expenses
Research and development	2,956	4,111	13,072	12,598
General and administrative	16,044	15,135	48,299	33,998
Sales and marketing	4,988	1,618	12,922	1,618
Total operating costs and expenses	23,988	20,864	74,293	48,214
Operating loss	(23,238)	(20,806)	(72,124)	(48,000)
Other income (expenses)
Interest income, net	27	227	126	314
Other (expense) income, net	228	–	650	–
Change in fair value of derivatives	–	–	–	1,850
Loss on extinguishment of warrant liability	–	–	–	(520)
Net loss	(22,983)	(20,579)	(71,348)	(46,356)
Deemed dividend – accretion of discount on Series F preferred stock	–	–	–	(698)
Deemed dividend – exchange of Series F preferred stock	–	–	–	(7,057)
Cumulative dividends on Series F preferred stock	–	–	–	(191)
Net loss attributable to common stockholders	$(22,983)	$(20,579)	$(71,348)	$(54,302)

Net loss per share, basic and diluted:
Net loss	$(0.87)	$(0.97)	$(2.94)	$(2.80)
Deemed dividend – accretion of discount on Series F preferred stock	–	–	–	(0.04)
Deemed dividend – exchange of Series F preferred stock	–	–	–	(0.43)
Cumulative dividends on Series F preferred stock	–	–	–	(0.01)
Net loss attributable to common stockholders	$(0.87)	$(0.97)	$(2.94)	$(3.28)
Weighted average shares outstanding, basic and diluted:	26,405,307	21,154,661	24,273,774	16,535,419

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	For the nine months ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(71,348)	$(46,356)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation expense	23,932	26,242
Change in fair value of derivatives	–	(1,850)
Depreciation and amortization	2,243	1,088
Loss on extinguishment of warrant liability	–	520
Amortization of intangible assets	146	83
Amortization of debt discount	40	30
Change in fair value of contingent consideration	(48)	20
Loss on disposal of property and equipment	265	–
Other non-cash adjustments	3	–
Changes in operating assets and liabilities:
Accounts receivable	(881)	(788)
Inventory	(10)	(238)
Prepaid expenses and other current assets	126	(561)
Operating lease right-of-use assets	1,214	–
Other assets	25	(210)
Accounts payable and accrued expenses	4,095	2,484
Other current liabilities	155	–
Deferred revenue	(36)	116
Operating lease liabilities	(1,142)	–
Other long-term liabilities	571	–
Net cash used in operating activities	(40,650)	(19,420)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,386)	(6,640)
Purchase of available-for-sale securities	(29,002)	–
Proceeds from maturities of available-for-sale securities	14,636	–
Proceeds from sale of available-for-sale securities	1,877	–
Acquisition of IBEX	–	(2,258)
Net cash used in investing activities	(14,875)	(8,898)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from the sale of common stock	27,948	92,676
Proceeds from stock options exercised	529	222
Proceeds from ESPP purchase	35	–
Cash paid for tax withholdings related to net share settlement	(679)	–
Payment of contingent consideration liability	(109)	(30)
Principal payments on financing leases	(336)	(39)
Principal payments on term note payable	(263)	–
Net cash provided by financing activities	27,125	92,829

Net (decrease) increase in cash and cash equivalents	(28,400)	64,511
Cash and cash equivalents - beginning of period	55,673	12,517
Cash and cash equivalents - end of period	$27,273	$77,028